Exhibit 99.1

FOR IMMEDIATE RELEASE

April 21, 2022

Columbia Banking System Announces First Quarter 2022 Results
and Quarterly Cash Dividend

Notable Items for First Quarter 2022

•Quarterly net income of $57.5 million and diluted earnings per share of $0.74, which included $0.07 per share negative impact from acquisition-related expenses
•Record non-PPP first quarter loan production of $464.2 million
•Deposits increased $289.1 million
•Net interest margin of 3.12%, an increase of 7 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio decreased to 0.09%
•Regular cash dividend declared of $0.30 per share
•Bank of Commerce Holdings integration completed

TACOMA, Washington, April 21, 2022 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. (“Columbia”, “we” or “us”) and Columbia Bank (the “Bank”) (NASDAQ: COLB), said today upon the release of Columbia’s first quarter 2022 earnings, “We achieved robust loan and deposit growth during the first quarter, which is traditionally our slowest. Our credit metrics remain stellar, and our balance sheet is well-positioned for the expected continued rise in interest rates.” He continued, “During the quarter our team completed the Bank of Commerce Holdings integration and is ready for the close of our merger with Umpqua Holdings. I am proud of what our bankers continue to accomplish and remain exceedingly optimistic for our future.”

Balance Sheet
Total assets at March 31, 2022 were $20.96 billion, an increase of $18.6 million from the linked quarter. Loans were $10.76 billion, up $117.7 million from December 31, 2021, mainly attributable to loan originations of $464.2 million partially offset by loan payments. Total Paycheck Protection Program (“PPP”) loans decreased from $184.1 million at December 31, 2021 to $83.2 million at March 31, 2022. The remaining PPP loans balance consisted of $9.1 million from the first round in 2020 and $74.1 million from the second round in 2021. Debt securities in total were $7.73 billion, a decrease of $329.5 million from $8.06 billion at December 31, 2021 substantially driven by fair value movement related to the available-for-sale portfolio. Total deposits at March 31, 2022 were $18.30 billion, an increase of $289.1 million from December 31, 2021. The deposit mix remained fairly consistent from December 31, 2021 with 48% noninterest-bearing and 52% interest-bearing.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “We have been successful in retaining existing and attracting new bankers in all of our markets, which generated loan production of $464.2 million, a new non-PPP first-quarter record. This, combined with increased account retention, translated into excellent loan and deposit growth during the first quarter, which typically is our seasonally lowest.” He continued, “Our pipelines remain strong which is an extension of the purposeful investment in our people and our products.”

Income Statement
Net Interest Income
Net interest income for the first quarter of 2022 was $146.2 million, an increase of $677 thousand from the linked quarter and an increase of $22.2 million from the prior-year period. The increase from the linked quarter was primarily due to higher interest income related to increased yield on the securities portfolio substantially driven by lower premium amortization. Also contributing was lower interest expense resulting from the $35.0 million repayment of subordinated debentures in the prior quarter. The increase in net interest income from the prior-year period was mainly due to an increase in interest income for loans and securities, which was a result of higher average balances partially related to the Bank of Commerce acquisition. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.

Provision for Credit Losses
Columbia recorded a $7.8 million recapture for credit losses for the first quarter of 2022 compared to an $11.1 million provision for the linked quarter and a net provision recapture of $800 thousand for the comparable quarter in 2021. The recapture for credit losses recorded in the current quarter was due to credit quality improvement.
Noninterest Income
Noninterest income was $24.2 million for the first quarter of 2022, a decrease of $60 thousand from the linked quarter and an increase of $1.0 million from the first quarter of 2021. The decrease compared to the linked quarter was primarily due to lower loan fees and mortgage banking revenue partially offset by financial services and trust revenue and other noninterest income including a gain on the sale of loans of $868 thousand. The increase in noninterest income during the first quarter of 2022 compared to the same quarter in 2021 was mainly due to increases associated with other noninterest income, financial services and trust revenue and card revenue offset by lower mortgage banking revenue due to lower overall mortgage production and decreased premium on loan sales attributed to the higher rate environment.
Noninterest Expense
Total noninterest expense for the first quarter of 2022 was $105.1 million, an increase of $2.4 million compared to the fourth quarter of 2021. Total acquisition-related expenses for the quarter were $7.1 million, which compares to the linked quarter of $11.8 million. Taking this into consideration, the largest contributor to the increase in noninterest expense for the current quarter is related to compensation and employee benefits that can be attributed to higher 401k and payroll tax expenses, which are typically elevated in the first quarter. The increase was also attributable to a $500 thousand provision for unfunded loan commitments recorded in the current quarter compared to a $2.0 million recapture recorded for the linked quarter. Higher data processing and software expenses partially offset by lower professional services expense were also drivers of the current quarter increase. Compared to the first quarter of 2021, noninterest expense increased $21.5 million, mostly attributable to an increase in compensation and employee benefits. This increase was due to our acquisition of Bank of Commerce in the fourth quarter of 2021 and the prior-year period having substantial labor costs capitalized related to PPP loan originations. Increased acquisition-related expenses related to legal and professional fees, occupancy and data processing and software also contributed to the increase from the prior-year period.

The provision for unfunded loan commitments, a component of other noninterest expense, for the periods indicated are as follows:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(in thousands)
Provision (recapture) for unfunded loan commitments	$500	$(2,000)	$1,500
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the first quarter of 2022 was 3.12%, an increase of 7 basis points from the linked quarter and a decrease of 19 basis points from the prior-year period. The increase in the net interest margin (tax equivalent) compared to the linked quarter was primarily due to higher yields on securities driven by substantially lower premium amortization. A stronger earning assets mix with a lower ratio of low-yield interest-earning deposits with banks was also a contributing factor to the improved net interest margin. The average cost of total deposits for both the current quarter and linked quarter was 4 basis points. The decrease in the net interest margin (tax equivalent) compared to the prior-year period was driven by lower average rates on loans in the current period. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.
Columbia’s operating net interest margin (tax equivalent)1 was 3.15% for the first quarter of 2022, an increase of 7 basis points from the linked quarter and a decrease of 15 basis points compared to the prior-year period. The increase in the operating net interest margin for the first quarter of 2022 compared to the linked quarter and the decrease compared to the prior-year period were due to the items noted in the preceding paragraph.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table highlights the yield on our PPP loans for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Paycheck Protection Program loans	(dollars in thousands)
Interest income	$2,462	$4,876	$9,097
Average balance	$119,548	$282,542	$828,051
Yield	8.35%	6.85%	4.46%

Asset Quality
At March 31, 2022, nonperforming assets to total assets decreased to 0.09% compared to 0.11% at December 31, 2021. Total nonperforming assets decreased $5.6 million from the linked quarter, primarily due to decreases in commercial real estate, commercial business and one-to-four family residential real estate nonaccrual loans.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2022	December 31, 2021

	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$939	$1,872
Commercial business	10,201	13,321
Agriculture	5,053	5,396
Consumer loans:
One-to-four family residential real estate	1,236	2,433
Other consumer	12	19
Total nonaccrual loans	17,441	23,041
OREO and other personal property owned	381	381
Total nonperforming assets	$17,822	$23,422

Nonperforming assets to total loans were 0.16% and 0.22% at March 31, 2022 and December 31, 2021, respectively.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(in thousands)
Beginning balance	$155,578	$142,785	$149,140
Initial ACL recorded for PCD loans acquired during the period	—	2,616	—
Charge-offs:
Commercial loans:
Commercial real estate	—	(728)	—
Commercial business	(1,632)	(871)	(3,339)
Agriculture	(23)	(200)	—
Consumer loans:
One-to-four family residential real estate	—	(24)	—
Other consumer	(246)	(355)	(127)
Total charge-offs	(1,901)	(2,178)	(3,466)
Recoveries:
Commercial loans:
Commercial real estate	14	63	36
Commercial business	291	446	3,214
Agriculture	125	332	12
Construction	8	18	46
Consumer loans:
One-to-four family residential real estate	294	150	51
Other consumer	340	246	61
Total recoveries	1,072	1,255	3,420
Net charge-offs	(829)	(923)	(46)
Provision (recapture) for credit losses	(7,800)	11,100	(800)
Ending balance	$146,949	$155,578	$148,294
The allowance for credit losses to period-end loans was 1.37% at March 31, 2022 compared to 1.46% at December 31, 2021. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.38% at March 31, 2022 compared to 1.49% at December 31, 2021.
2 Allowance for credit losses to period-end loans, excluding PPP loans is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
Umpqua Merger
Integration planning related to the combination with Umpqua Holdings Corporation, which was announced on October 12, 2021, is moving along smoothly under the guidance of an Integration Office co-led by executives from both companies. Shareholders overwhelmingly approved the merger at separate meetings in late January, and we are awaiting regulatory approvals. “Once approvals are granted, we intend to move swiftly towards increasing our capacity and depth of services for the combined client-base,” said Clint Stein. “Associates from both companies have been planning and sharing their expertise to ensure a smooth post-closing experience for our clients.”

Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.30 per common share on May 18, 2022 to shareholders of record as of the close of business on May 4, 2022.
Conference Call Information
Columbia’s management will discuss the first quarter 2022 financial results on a conference call scheduled for Thursday, April 21, 2022 at 11:00 a.m. Pacific Time (2:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://edge.media-server.com/mmc/p/tsvpyaax
The conference call can also be accessed on Thursday, April 21, 2022 at 11:00 a.m. Pacific Time (2:00 p.m. ET) by calling 833-301-1160; Conference ID password: 1141605.
A replay of the call will be accessible beginning Friday, April 22, 2022 using the link below:
https://edge.media-server.com/mmc/p/tsvpyaax

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon, Idaho and California. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking 11 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:
•national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;
•the markets where we operate and make loans could face challenges;
•the risks presented by the economy, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;
•continued increases in inflation, and the risk that information may differ, possibly materially, from expectations, and actions taken by the Board of Governors of the Federal Reserve System in response to inflation and their potential impact on economic conditions;
•risks related to the proposed merger with Umpqua including, among others, (i) failure to complete the merger with Umpqua or unexpected delays related to the merger or either party’s inability to obtain regulatory or shareholder approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) certain restrictions during the pendency of the proposed transaction with Umpqua that may impact the parties’ ability to pursue certain business opportunities or strategic transactions, (iv) diversion of management’s attention from ongoing business operations and opportunities, (v) cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (vi) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vii) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (viii) expenses related to the proposed merger being greater than expected, and (ix) shareholder litigation that may prevent or delay the closing of the proposed merger or otherwise negatively impact the Company’s business and operations;
•the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions (including the recent acquisition of Bank of Commerce and infrastructure may not be realized;
•the ability to successfully integrate Bank of Commerce, or to integrate future acquired entities;
•interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;
•the effect of the discontinuation or replacement of LIBOR;
•results of operations following strategic expansion, including the impact of acquired loans on our earnings, could differ from expectations;
•changes in the scope and cost of FDIC insurance and other coverages;
•changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analysis relating to how such changes will affect our financial results could prove incorrect;
•changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;
•increased competition among financial institutions and nontraditional providers of financial services;
•continued consolidation in the financial services industry resulting in the creation of larger financial institutions that have greater resources could change the competitive landscape;
•the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft;
•any material failure or interruption of our information and communications systems;
•inability to keep pace with technological changes;
•our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•the effect of geopolitical instability, including wars, conflicts and terrorist attacks, including the impacts of Russia’s invasion of Ukraine;
•our profitability measures could be adversely affected if we are unable to effectively manage our capital;
•the risks from climate change and its potential to disrupt our business and adversely impact the operations and creditworthiness of our customers;
•natural disasters, including earthquakes, tsunamis, flooding, fires and other unexpected events;
•the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant impacts and uncertainties in U.S. and global markets;
•changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19; and
•the effects of any damage to our reputation resulting from developments related to any of the items identified above.
Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC, and in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financials,” and in other documents Umpqua files with the SEC.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. Neither Columbia nor Umpqua assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-471-4065
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2022	2021

			(in thousands)
ASSETS
Cash and due from banks			$225,141	$153,414
Interest-earning deposits with banks			747,335	671,300
Total cash and cash equivalents			972,476	824,714
Debt securities available for sale at fair value (amortized cost of $5,853,160 and $5,898,041, respectively)			5,527,371	5,910,999
Debt securities held to maturity at amortized cost (fair value of $2,038,037 and $2,122,606, respectively)			2,202,437	2,148,327
Equity securities			13,425	13,425
Federal Home Loan Bank (“FHLB”) stock at cost			10,280	10,280
Loans held for sale			4,271	9,774
Loans, net of unearned income			10,759,684	10,641,937
Less: Allowance for credit losses			146,949	155,578
Loans, net			10,612,735	10,486,359
Interest receivable			55,940	56,019
Premises and equipment, net			170,055	172,144
Other real estate owned			381	381
Goodwill			823,172	823,172
Other intangible assets, net			32,359	34,647
Other assets			539,056	455,092
Total assets			$20,963,958	$20,945,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing			$8,790,138	$8,856,714
Interest-bearing			9,509,075	9,153,401
Total deposits			18,299,213	18,010,115
FHLB advances			7,345	7,359
Securities sold under agreements to repurchase			44,212	86,013
Subordinated debentures			10,000	10,000
Junior subordinated debentures			10,310	10,310
Other liabilities			232,099	232,794
Total liabilities			18,603,179	18,356,591
Commitments and contingent liabilities
Shareholders’ equity:
	March 31,	December 31,
	2022	2021

	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000
Issued	80,828	80,695	1,931,076	1,930,187
Outstanding	78,644	78,511
Retained earnings			728,314	694,227
Accumulated other comprehensive income			(227,777)	35,162
Treasury stock at cost	2,184	2,184	(70,834)	(70,834)
Total shareholders’ equity			2,360,779	2,588,742
Total liabilities and shareholders’ equity			$20,963,958	$20,945,333

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2022	2021	2021

Interest Income	(in thousands except per share amounts)
Loans	$107,103	$110,575	$100,315
Taxable securities	37,162	33,654	22,816
Tax-exempt securities	3,725	3,447	2,759
Deposits in banks	295	360	152
Total interest income	148,285	148,036	126,042
Interest Expense
Deposits	1,796	1,807	1,485
FHLB advances and Federal Reserve Bank ("FRB") borrowings	71	74	72
Subordinated debentures	144	561	468
Other borrowings	74	71	23
Total interest expense	2,085	2,513	2,048
Net Interest Income	146,200	145,523	123,994
Provision (recapture) for credit losses	(7,800)	11,100	(800)
Net interest income after provision (recapture) for credit losses	154,000	134,423	124,794
Noninterest Income
Deposit account and treasury management fees	7,113	7,155	6,358
Card revenue	4,967	5,108	3,733
Financial services and trust revenue	4,632	3,877	3,381
Loan revenue	3,193	4,977	7,369
Bank owned life insurance	1,788	1,753	1,560
Other	2,487	1,370	765
Total noninterest income	24,180	24,240	23,166
Noninterest Expense
Compensation and employee benefits	63,079	64,169	51,736
Occupancy	11,009	10,076	9,006
Data processing and software	10,324	9,130	8,451
Legal and professional fees	6,535	7,937	2,815
Amortization of intangibles	2,288	2,376	1,924
Business and Occupation ("B&O") taxes	1,589	1,571	1,259
Advertising and promotion	726	1,357	760
Regulatory premiums	1,536	1,481	1,105
Net cost (benefit) of operation of other real estate owned	10	14	(63)
Other	7,957	4,511	6,566
Total noninterest expense	105,053	102,622	83,559
Income before income taxes	73,127	56,041	64,401
Provision for income taxes	15,605	13,130	12,548
Net Income	$57,522	$42,911	$51,853
Earnings per common share
Basic	$0.74	$0.55	$0.73
Diluted	$0.74	$0.55	$0.73
Dividends declared per common share (1)	$0.30	$—	$0.28

Weighted average number of common shares outstanding	77,925	77,784	70,869
Weighted average number of diluted common shares outstanding	78,083	77,977	71,109
__________
(1) The dividend based on third quarter earnings was declared on September 30, 2021. As a result, there were two dividend declarations made during the third quarter of 2021 and none during the three months ended December 31, 2021.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2022	2021	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$146,200	$145,523	$123,994
Provision (recapture) for credit losses	$(7,800)	$11,100	$(800)
Noninterest income	$24,180	$24,240	$23,166
Noninterest expense	$105,053	$102,622	$83,559
Acquisition-related expense (included in noninterest expense)	$7,057	$11,812	$—
Net income	$57,522	$42,911	$51,853
Per Common Share
Earnings (basic)	$0.74	$0.55	$0.73
Earnings (diluted)	$0.74	$0.55	$0.73
Book value	$30.02	$32.97	$31.71
Tangible book value per common share (1)	$19.14	$22.05	$20.69
Averages
Total assets	$20,955,666	$20,857,983	$16,891,682
Interest-earning assets	$19,266,644	$19,186,398	$15,419,371
Loans	$10,665,242	$10,545,172	$9,586,984
Securities, including debt securities, equity securities and FHLB stock	$8,010,607	$7,693,659	$5,230,304
Deposits	$18,097,872	$17,935,311	$14,212,616
Interest-bearing deposits	$9,402,040	$9,147,184	$7,121,300
Interest-bearing liabilities	$9,495,579	$9,255,214	$7,217,471
Noninterest-bearing deposits	$8,695,832	$8,788,127	$7,091,316
Shareholders’ equity	$2,535,376	$2,584,110	$2,346,593
Financial Ratios
Return on average assets	1.10%	0.82%	1.23%
Return on average common equity	9.08%	6.64%	8.84%
Return on average tangible common equity (1)	14.14%	10.36%	13.73%
Average equity to average assets	12.10%	12.39%	13.89%
Shareholders' equity to total assets	11.26%	12.36%	13.12%
Tangible common shareholders’ equity to tangible assets (1)	7.49%	8.62%	8.97%
Net interest margin (tax equivalent)	3.12%	3.05%	3.31%
Efficiency ratio (tax equivalent) (2)	60.75%	59.57%	55.90%
Operating efficiency ratio (tax equivalent) (1)	55.42%	51.48%	55.30%
Noninterest expense ratio	2.01%	1.97%	1.98%
Core noninterest expense ratio (1)	1.87%	1.74%	1.98%

	March 31,	December 31,
Period-end	2022	2021
Total assets	$20,963,958	$20,945,333
Loans, net of unearned income	$10,759,684	$10,641,937
Allowance for credit losses	$146,949	$155,578
Securities, including debt securities, equity securities and FHLB stock	$7,753,513	$8,083,031
Deposits	$18,299,213	$18,010,115
Shareholders’ equity	$2,360,779	$2,588,742
Nonperforming assets
Nonaccrual loans	$17,441	$23,041
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	381	381
Total nonperforming assets	$17,822	$23,422

Nonperforming loans to period-end loans	0.16%	0.22%
Nonperforming assets to period-end assets	0.09%	0.11%
Allowance for credit losses to period-end loans	1.37%	1.46%
Net loan charge-offs (for the three months ended)	$829	$923
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$146,200	$145,523	$132,540	$125,462	$123,994
Provision (recapture) for credit losses	$(7,800)	$11,100	$—	$(5,500)	$(800)
Noninterest income	$24,180	$24,240	$23,958	$22,730	$23,166
Noninterest expense	$105,053	$102,622	$90,007	$84,116	$83,559
Acquisition-related expense (included in noninterest expense)	$7,057	$11,812	$2,192	$510	$—
Net income	$57,522	$42,911	$53,017	$55,039	$51,853
Per Common Share
Earnings (basic)	$0.74	$0.55	$0.75	$0.77	$0.73
Earnings (diluted)	$0.74	$0.55	$0.74	$0.77	$0.73
Book value	$30.02	$32.97	$32.38	$32.52	$31.71
Averages
Total assets	$20,955,666	$20,857,983	$18,330,109	$17,670,480	$16,891,682
Interest-earning assets	$19,266,644	$19,186,398	$16,820,771	$16,176,328	$15,419,371
Loans	$10,665,242	$10,545,172	$9,526,052	$9,664,169	$9,586,984
Securities, including debt securities, equity securities and FHLB stock	$8,010,607	$7,693,659	$6,545,134	$5,914,838	$5,230,304
Deposits	$18,097,872	$17,935,311	$15,642,250	$15,059,406	$14,212,616
Interest-bearing deposits	$9,402,040	$9,147,184	$7,821,949	$7,530,372	$7,121,300
Interest-bearing liabilities	$9,495,579	$9,255,214	$7,920,146	$7,618,629	$7,217,471
Noninterest-bearing deposits	$8,695,832	$8,788,127	$7,820,301	$7,529,034	$7,091,316
Shareholders’ equity	$2,535,376	$2,584,110	$2,364,149	$2,312,779	$2,346,593
Financial Ratios
Return on average assets	1.10%	0.82%	1.16%	1.25%	1.23%
Return on average common equity	9.08%	6.64%	8.97%	9.52%	8.84%
Average equity to average assets	12.10%	12.39%	12.90%	13.09%	13.89%
Shareholders’ equity to total assets	11.26%	12.36%	12.49%	12.95%	13.12%
Net interest margin (tax equivalent)	3.12%	3.05%	3.17%	3.16%	3.31%
Period-end
Total assets	$20,963,958	$20,945,333	$18,602,462	$18,013,477	$17,335,116
Loans, net of unearned income	$10,759,684	$10,641,937	$9,521,385	$9,693,116	$9,676,318
Allowance for credit losses	$146,949	$155,578	$142,785	$142,988	$148,294
Securities, including debt securities, equity securities and FHLB stock	$7,753,513	$8,083,031	$6,930,782	$6,238,486	$5,519,995
Deposits	$18,299,213	$18,010,115	$15,953,399	$15,345,432	$14,767,466
Shareholders’ equity	$2,360,779	$2,588,742	$2,323,267	$2,333,246	$2,275,063
Goodwill	$823,172	$823,172	$765,842	$765,842	$765,842
Other intangible assets, net	$32,359	$34,647	$21,123	$22,958	$24,810
Nonperforming assets
Nonaccrual loans	$17,441	$23,041	$24,176	$24,021	$33,581
OREO and OPPO	381	381	381	381	521
Total nonperforming assets	$17,822	$23,422	$24,557	$24,402	$34,102

Nonperforming loans to period-end loans	0.16%	0.22%	0.25%	0.25%	0.35%
Nonperforming assets to period-end assets	0.09%	0.11%	0.13%	0.14%	0.20%
Allowance for credit losses to period-end loans	1.37%	1.46%	1.50%	1.48%	1.53%
Net loan charge-offs (recoveries)	$829	$923	$203	$(194)	$46

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$5,047,472	$4,981,263	$4,088,484	$4,101,071	$4,081,915
Commercial business	3,492,307	3,423,268	3,436,351	3,738,288	3,792,813
Agriculture	765,319	795,715	815,985	797,580	751,800
Construction	409,242	384,755	326,569	300,303	282,534
Consumer loans:
One-to-four family residential real estate	1,003,157	1,013,908	823,877	724,151	735,314
Other consumer	42,187	43,028	30,119	31,723	31,942
Total loans	10,759,684	10,641,937	9,521,385	9,693,116	9,676,318
Less: Allowance for credit losses	(146,949)	(155,578)	(142,785)	(142,988)	(148,294)
Total loans, net	$10,612,735	$10,486,359	$9,378,600	$9,550,128	$9,528,024
Loans held for sale	$4,271	$9,774	$11,355	$13,179	$26,176

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2022	2021	2021	2021	2021
Commercial loans:
Commercial real estate	46.9%	46.8%	42.9%	42.3%	42.2%
Commercial business	32.5%	32.2%	36.1%	38.6%	39.2%
Agriculture	7.1%	7.5%	8.6%	8.2%	7.8%
Construction	3.8%	3.6%	3.4%	3.1%	2.9%
Consumer loans:
One-to-four family residential real estate	9.3%	9.5%	8.7%	7.5%	7.6%
Other consumer	0.4%	0.4%	0.3%	0.3%	0.3%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$8,790,138	$8,856,714	$7,971,680	$7,703,325	$7,424,472
Money market	3,501,723	3,525,299	3,076,833	2,950,063	2,913,689
Interest-bearing demand	2,103,053	1,999,407	1,646,816	1,525,360	1,512,808
Savings	1,637,451	1,617,546	1,416,376	1,388,241	1,282,151
Interest-bearing public funds, other than certificates of deposit	775,048	779,146	740,281	720,553	662,461
Certificates of deposit, less than $250,000	239,863	249,120	190,402	193,080	198,568
Certificates of deposit, $250,000 or more	145,372	160,490	108,483	105,393	107,421
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	32,608	35,611	26,835	24,409	25,929
Brokered certificates of deposit	—	—	5,000	5,000	5,000
Reciprocal money market accounts	1,073,405	786,046	770,693	730,008	634,967
Subtotal	18,298,661	18,009,379	15,953,399	15,345,432	14,767,466
Valuation adjustment resulting from acquisition accounting	552	736	—	—	—
Total deposits	$18,299,213	$18,010,115	$15,953,399	$15,345,432	$14,767,466

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2022	2021	2021	2021	2021
Demand and other noninterest-bearing	48.1%	49.1%	50.0%	50.2%	50.4%
Money market	19.1%	19.6%	19.3%	19.2%	19.7%
Interest-bearing demand	11.5%	11.1%	10.3%	9.9%	10.2%
Savings	8.9%	9.0%	8.9%	9.0%	8.7%
Interest-bearing public funds, other than certificates of deposit	4.2%	4.3%	4.6%	4.7%	4.5%
Certificates of deposit, less than $250,000	1.3%	1.4%	1.2%	1.3%	1.3%
Certificates of deposit, $250,000 or more	0.8%	0.9%	0.7%	0.7%	0.7%
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	0.2%	0.2%	0.2%	0.2%	0.2%
Reciprocal money market accounts	5.9%	4.4%	4.8%	4.8%	4.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$10,665,242	$108,181	4.11%	$9,586,984	$101,477	4.29%
Taxable securities	7,217,844	37,162	2.09%	4,624,175	22,816	2.00%
Tax exempt securities (2)	792,763	4,715	2.41%	606,129	3,492	2.34%
Interest-earning deposits with banks	590,795	295	0.20%	602,083	152	0.10%
Total interest-earning assets	19,266,644	150,353	3.16%	15,419,371	127,937	3.36%
Other earning assets	302,865			242,684
Noninterest-earning assets	1,386,157			1,229,627
Total assets	$20,955,666			$16,891,682
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,530,698	$960	0.09%	$3,450,750	$699	0.08%
Interest-bearing demand	2,024,757	374	0.07%	1,449,642	265	0.07%
Savings accounts	1,632,369	77	0.02%	1,221,431	40	0.01%
Interest-bearing public funds, other than certificates of deposit	776,965	288	0.15%	663,158	276	0.17%
Certificates of deposit	437,251	97	0.09%	336,319	205	0.25%
Total interest-bearing deposits	9,402,040	1,796	0.08%	7,121,300	1,485	0.08%
FHLB advances and FRB borrowings	7,354	71	3.92%	7,408	72	3.94%
Subordinated debentures	10,000	144	5.84%	35,072	468	5.41%
Other borrowings and interest-bearing liabilities	76,185	74	0.39%	53,691	23	0.17%
Total interest-bearing liabilities	9,495,579	2,085	0.09%	7,217,471	2,048	0.12%
Noninterest-bearing deposits	8,695,832			7,091,316
Other noninterest-bearing liabilities	228,879			236,302
Shareholders’ equity	2,535,376			2,346,593
Total liabilities & shareholders’ equity	$20,955,666			$16,891,682
Net interest income (tax equivalent)		$148,268			$125,889
Net interest margin (tax equivalent)			3.12%			3.31%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $4.2 million and $8.3 million for the three months ended March 31, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $350 thousand for the three months ended March 31, 2022 compared to net incremental accretion of $1.1 million for the three months ended March 31, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $990 thousand and $733 thousand for the three months ended March 31, 2022 and 2021, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2022			December 31, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$10,665,242	$108,181	4.11%	$10,545,172	$111,709	4.20%
Taxable securities	7,217,844	37,162	2.09%	6,934,477	33,654	1.93%
Tax exempt securities (2)	792,763	4,715	2.41%	759,182	4,364	2.28%
Interest-earning deposits with banks	590,795	295	0.20%	947,567	360	0.15%
Total interest-earning assets	19,266,644	150,353	3.16%	19,186,398	150,087	3.10%
Other earning assets	302,865			276,828
Noninterest-earning assets	1,386,157			1,394,757
Total assets	$20,955,666			$20,857,983
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,530,698	$960	0.09%	$4,339,959	$951	0.09%
Interest-bearing demand	2,024,757	374	0.07%	1,967,559	376	0.08%
Savings accounts	1,632,369	77	0.02%	1,593,434	78	0.02%
Interest-bearing public funds, other than certificates of deposit	776,965	288	0.15%	787,395	252	0.13%
Certificates of deposit	437,251	97	0.09%	458,837	150	0.13%
Total interest-bearing deposits	9,402,040	1,796	0.08%	9,147,184	1,807	0.08%
FHLB advances and FRB borrowings	7,354	71	3.92%	7,368	74	3.98%
Subordinated debentures	10,000	144	5.84%	43,859	561	5.07%
Other borrowings and interest-bearing liabilities	76,185	74	0.39%	56,803	71	0.50%
Total interest-bearing liabilities	9,495,579	2,085	0.09%	9,255,214	2,513	0.11%
Noninterest-bearing deposits	8,695,832			8,788,127
Other noninterest-bearing liabilities	228,879			230,532
Shareholders’ equity	2,535,376			2,584,110
Total liabilities & shareholders’ equity	$20,955,666			$20,857,983
Net interest income (tax equivalent)		$148,268			$147,574
Net interest margin (tax equivalent)			3.12%			3.05%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $4.2 million and $6.2 million for the three months ended March 31, 2022 and December 31, 2021, respectively. The net incremental amortization on acquired loans was $350 thousand for the three months ended March 31, 2022 compared to net incremental accretion of $16 thousand for the three months ended December 31, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million for both the three months ended March 31, 2022 and December 31, 2021. The tax equivalent yield adjustment to interest earned on tax exempt securities was $990 thousand and $917 thousand for the three months ended March 31, 2022 and December 31, 2021, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for these metrics. As a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$148,268	$147,574	$125,889
Adjustments to arrive at operating net interest income (tax equivalent):
Premium amortization (discount accretion) on acquired loans	350	(16)	(1,055)
Premium amortization on acquired securities	1,031	1,278	520
Operating net interest income (tax equivalent) (1)	$149,649	$148,836	$125,354

Average interest earning assets	$19,266,644	$19,186,398	$15,419,371
Net interest margin (tax equivalent) (1)	3.12%	3.05%	3.31%
Operating net interest margin (tax equivalent) (1)	3.15%	3.08%	3.30%

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$105,053	$102,622	$83,559
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(7,057)	(11,812)	—
Net benefit (cost) of operation of OREO and OPPO	(10)	(14)	73
Loss on asset disposals	(29)	(10)	(6)
B&O taxes	(1,589)	(1,571)	(1,259)
Operating noninterest expense (numerator B)	$96,368	$89,215	$82,367

Net interest income (tax equivalent) (1)	$148,268	$147,574	$125,889
Noninterest income	24,180	24,240	23,166
Bank owned life insurance tax equivalent adjustment	475	466	415
Total revenue (tax equivalent) (denominator A)	$172,923	$172,280	$149,470

Operating net interest income (tax equivalent) (1)	$149,649	$148,836	$125,354
Adjustments to arrive at operating noninterest income (tax equivalent):
Gain on asset disposals	(414)	(242)	—
Operating noninterest income (tax equivalent)	24,241	24,464	23,581
Total operating revenue (tax equivalent) (denominator B)	$173,890	$173,300	$148,935
Efficiency ratio (tax equivalent) (numerator A/denominator A)	60.75%	59.57%	55.90%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	55.42%	51.48%	55.30%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.1 million for both the three months ended March 31, 2022 and December 31, 2021, respectively, and $1.9 million for the three months ended March 31, 2021.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$105,053	$102,622	$83,559
Adjustments to arrive at core noninterest expense:
Acquisition-related expenses	(7,057)	(11,812)	—
Core noninterest expense (numerator B)	$97,996	$90,810	$83,559

Average assets (denominator)	$20,955,666	$20,857,983	$16,891,682
Noninterest expense ratio (numerator A/denominator) (1)	2.01%	1.97%	1.98%
Core noninterest expense ratio (numerator B/denominator)	1.87%	1.74%	1.98%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$73,127	$56,041	$64,401
Provision (recapture) for credit losses	(7,800)	11,100	(800)
Provision (recapture) for unfunded commitments	500	(2,000)	1,500
B&O taxes	1,589	1,571	1,259
Pre-tax, pre-provision income	$67,416	$66,712	$66,360

Non-GAAP Financial Measures - Continued
The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for these metrics. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the tangible common equity ratio and tangible book value per share ratio:

	March 31,	December 31,	March 31,
	2022	2021	2021

Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,360,779	$2,588,742	$2,275,063
Adjustments to arrive at tangible common equity:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(32,359)	(34,647)	(24,810)
Tangible common equity (numerator B)	$1,505,248	$1,730,923	$1,484,411

Total assets (denominator A)	$20,963,958	$20,945,333	$17,335,116
Adjustments to arrive at tangible assets:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(32,359)	(34,647)	(24,810)
Tangible assets (denominator B)	$20,108,427	$20,087,514	$16,544,464

Shareholders’ equity to total assets (numerator A/denominator A)	11.26%	12.36%	13.12%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	7.49%	8.62%	8.97%
Common shares outstanding (denominator C)	78,644	78,511	71,739
Book value per common share (numerator A/denominator C)	$30.02	$32.97	$31.71
Tangible book value per common share (numerator B/denominator C)	$19.14	$22.05	$20.69

The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company, as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans, excluding PPP loans:

	March 31,	December 31,	March 31,
	2022	2021	2021

Allowance coverage ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$146,949	$155,578	$148,294

Total loans (denominator A)	10,759,684	10,641,937	9,676,318
Less: PPP loans (0% Allowance)	83,196	184,132	894,080
Total loans, net of PPP loans (denominator B)	$10,676,488	$10,457,805	$8,782,238

ACL to period end loans (numerator / denominator A)	1.37%	1.46%	1.53%
ACL to period end loans, excluding PPP loans (numerator / denominator B)	1.38%	1.49%	1.69%

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$57,522	$42,911	$51,853
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,288	2,376	1,924
Tax effect on intangible amortization	(481)	(499)	(404)
Tangible income applicable to common shareholders (numerator B)	$59,329	$44,788	$53,373

Average shareholders’ equity (denominator A)	$2,535,376	$2,584,110	$2,346,593
Adjustments to arrive at average tangible common equity:
Average intangibles	(857,031)	(854,985)	(791,714)
Average tangible common equity (denominator B)	$1,678,345	$1,729,125	$1,554,879

Return on average common equity (numerator A/denominator A) (1)	9.08%	6.64%	8.84%
Return on average tangible common equity (numerator B/denominator B) (2)	14.14%	10.36%	13.73%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.